                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Clear Channel Communications, Inc. dated December 10, 2003 for the registration of its securities and to the incorporation by reference therein of our reports dated February 10, 2003, with respect to the consolidated financial statements and related financial statement schedule of Clear Channel Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

San Antonio, Texas
December 5, 2003